UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2008

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 – Results of Operations and Financial Condition

On November 20, 2008, salesforce.com, inc. (the “Company”) issued a press release announcing its results for the quarter ended October 31, 2008. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information in this Item 2.02 and Item 9.01 of this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2008, upon recommendation by the Compensation Committee of the Board of Directors, the independent members of the Board of Directors approved a compensation program for Marc Benioff, Chairman of the Board and Chief Executive Officer. Mr. Benioff did not participate in the discussion or approval of his own compensation.

Mr. Benioff’s ongoing contributions as Chief Executive Officer and technology industry leader are unique and highly valuable. Since founding the Company in 1999, Mr. Benioff has received only a nominal salary of either $1 or $10 annually, with no bonus and only a single option grant in 1999. Given the growth of the Company, the Compensation Committee believes it is a key component of the Company’s success to retain Mr. Benioff’s ongoing services as Chief Executive Officer. The Compensation Committee also determined that it was in the best interest of the stockholders to develop a long-term sustainable organizational compensation structure that includes a paid chief executive. In March 2008, the Compensation Committee, with the advice of an independent compensation consulting firm, began a comprehensive review and analysis of competitive compensation practices for chief executive officers. The Compensation Committee concluded its work in November 2008 and recommended a compensation program for Mr. Benioff which is commensurate with that of chief executive officers at technology companies of similar size and proportionate to the compensation programs of other executive officers of the Company.

Under the compensation program, beginning on February 1, 2009, Mr. Benioff will receive an annual base salary of $750,000 and will be eligible to receive an annual bonus of up to $750,000 based upon achieving a mix of Company and individual performance objectives pursuant to the Company’s existing bonus plan. The Compensation Committee approved an option grant to Mr. Benioff of 600,000 shares of common stock at the fair market value on the grant date subject to the Company’s standard vesting schedule. This option grant will be granted pursuant to the Company’s normal granting schedule in November 2008 and follows the Company’s granting schedule for follow-on equity grants to executive officers. Mr. Benioff is not compensated for his services as Chairman of the Board.

Independent members of the Board of Directors also approved entering into a Change of Control and Retention Agreement with Mr. Benioff. The terms of the agreement will not be effective until six (6) months after the agreement is executed. Under the terms of the agreement, which contains substantially the same terms and conditions as the agreements with other executive officers of the Company except as noted below, in the event Mr. Benioff is terminated without “cause” or resigns for “good reason” (each as defined in the agreement) within three (3) months prior to or eighteen (18) months after a change of control of the Company, and subject to his entering into a release of claims in favor of the Company within sixty (60) days, Mr. Benioff will be entitled to receive the following benefits:

•	A lump sum payment (less applicable withholding taxes) equal to two hundred percent (200%) of Mr. Benioff’s annual base salary and target bonus;

•	Continuation of certain employee benefits for a period of up to twenty-four (24) months following termination; and

•	Full vesting acceleration of all equity incentive awards held by Mr. Benioff at the time of termination.

At the same meeting, upon recommendation by the Compensation Committee, the Board of Directors also approved entering into Change of Control and Retention Agreements with the following executive officers of the Company: Mr. Graham Smith and Ms. Polly Sumner. The terms of these agreements will be effective upon execution of the agreements. These agreements contain substantially the same terms and conditions as are in other executives’ Change of Control and Retention Agreements, but provide for the following benefits in lieu of those described above:

•	A lump sum payment (less applicable withholding taxes) equal to one hundred and fifty percent (150%) of the executive’s annual base salary and target bonus;

•	Continuation of certain of the executive’s employee benefits for a period of up to eighteen (18) months following termination; and

•	Full vesting acceleration of all equity incentive awards held by the executive at the time of termination.

Further, upon recommendation by the Compensation Committee, the Board of Directors approved amending the Change of Control and Retention Agreements with Messrs. Steve Cakebread, Parker Harris, George Hu, Kenneth Juster, David Schellhase, Jim Steele and Frank van Veenendaal. These agreements are being revised to implement certain technical amendments to comply with recent informal IRS guidance on Section 409A of the Internal Revenue Code of 1986, as amended.

The change of control agreements and amendments to the existing change of control agreements will be entered into shortly.

        Also on November 18, 2008, the Compensation Committee approved increases to the compensation packages of Mr. Graham Smith, our principal financial officer and the following named executive officers: Messrs. Parker Harris, Kenneth Juster and Jim Steele. Beginning on February 1, 2009, Messrs. Harris, Juster and Smith will each receive an annual base salary of $420,000 and each will be eligible to receive an annual bonus of up to $315,000 based upon achieving a mix of Company and individual performance objectives pursuant to the Company’s existing bonus plan. Mr. Steele will receive an annual base salary of $367,500 and will be eligible to receive an annual bonus of up to $367,500 based upon achievement of a mix of Company and individual performance objectives. The Compensation Committee also approved equity grants to Messrs. Harris, Juster, Smith and Steele. Each will receive an option grant to purchase 80,000 shares of common stock at the fair market value on the grant date and 6,667 restricted stock units, subject in each case to the Company’s standard vesting schedule. The equity grants will be granted pursuant to the Company’s normal granting schedule in November 2008 and follow the Company’s granting schedule for follow-on equity grants to executive officers.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

99.1     Press Release dated November 20, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2008	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press Release dated November 20, 2008